SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K


                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           April 11, 2001
                           --------------
                           Date of Report
                  (Date of Earliest Event Reported)


                     VERSACOM INTERNATIONAL, INC.
                     ----------------------------
       (Exact Name of Registrant as Specified in its Charter)

     Utah                 2-86724D               87-0396692
     ----                 --------               ----------
(State or other     (Commission File No.)   (IRS Employer I.D. No.)
 Jurisdiction)


                         131 N.W. 13th Street
                      Boca Raton, Florida 33432
                      -------------------------
              (Address of Principal Executive Offices)


                  Registrant's Telephone Number
                  -----------------------------
                         (561) 362-0049

                          ENCIBAR, INC.
                   5525 South 900 East, Suite 110
                     Salt Lake City, Utah 84117
                     --------------------------
      (Former Name or Former Address if changed Since Last Report)

Item 5.  Other.

     (i) Effective April 11, 2001, Encibar, Inc. changed its name to "VersaCOM International, Inc." ("VersaCOM" or the "Company"). A copy of the Articles of Amendment to the Company's Articles of Incorporation is attached hereto and incorporated herein by reference, and the Company's Definitive Proxy Statement, which has been previously filed with the Securities and Exchange Commission, is incorporated herein by reference. See Item 7.

    (ii) On May 3, 2001, Jenson Services, Inc. ("Jenson Services, a former principal stockholder of the Company, filed an action in the Third Judicial Court in and for Salt Lake County, Utah, styled as Civil Action No. 010903922 MI, seeking damages for breach of contract and an injunction against the transfer of stock certificates representing shares of the Company's common stock that were issued to certain consultants under an S-8 Registration Statement filed by the Company with the Securities and Exchange Commission on or about March 30, 2001. The complaint, as amended, included the following named defendants: VersaCOM; John M. Kaiser ("Kaiser") and Fred Schwartz ("Schwartz"), two of the Company's directors and executive officers; the recipients of theses securities, Avi Mirman ("Mirman"), Terence Byrne ("Byrne") and Luis Salazar ("Salazar"); Matthew Carley ("Carley"), who may have had an interest in these securities; and the Company's transfer and registrar agent, Atlas Stock Transfer Company ("Atlas"). Jenson Services sought only injunctive relief against Atlas.

     Jenson Services alleged that the filing of the S-8 Registration Statement and the issuance of securities thereunder breached Sections 1.4 and 1.8 of that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") dated March 9, 2001 (see the Company's 8-K Current Report dated March 9, 2001, which has been previously filed with the Securities and Exchange Commission, and which is incorporated herein [See Item 7]), in that the S-8 Registration Statement was filed and the securities were issued while the Company was still indebted to Jenson Services in the amount of $350,000 for consulting services, when Sections 1.4 and 1.8 of the Reorganization Agreement specifically prohibited this conduct.

     On July 16, 2001, VersaCOM, Kaiser, Schwartz and Jenson Services settled this legal action as follows: (1) VersaCOM shall pay Jenson Services the sum of $400,000, $100,000 of which shall be paid within five days of submitting the settlement to the court; and $300,000 of which shall be paid in consecutive $50,000 monthly payments commencing on August 15, 2001, and continuing until February 15, 2002; (2) A UCC-1 filing presently secured by all of the assets of the Company shall be subordinated to Jenson Services;
(3) Jenson Services shall be given a security interest in all accounts receivable, equipment and vehicles, presently owned or subsequently acquired, as additional security of the Company's obligations; (4) VersaCom shall take whatever action is necessary to cause the stock certificates representing the 3,050,000 shares of the Company's common stock that were issued to Messrs. Mirman, Byrne and Salazar to be canceled; (5) Kaiser and Schwartz shall irrevocably advise Atlas in writing that no "unrestricted" shares of the Company shall be issued until advice from Jenson Services that it has been paid in full under the settlement; (6) At its option, Jenson Services may have a representative elected to the Board of Directors; (7) If VersaCOM receives in excess of $200,000 by investment or loan (excluding business income) prior to February 2, 2002, the Company will be required to accelerate the payments due to Jenson Services by paying it 50% of these proceeds or the balance due, which ever is less; (8) Certain clients of Jenson Services who invested $100,000 in VersaCOM for an aggregate of 200,000 shares were granted a right to "put" these shares to the Company at a price of $0.50 per share for six months commencing January 1, 2002; (9) In the event of any default in the payments required of the Company to Jenson Services, Jenson Services will be entitled to judgment after five days without notice to VersaCOM; (10) VersaCOM, Kaiser and Schwartz agreed to not to contest any Rule 144 sales that may be sought to be made by Jenson Services in future on securities that have been held in excess of one year; (11) If anyone breaches the settlement, the non-defaulting party shall be afforded legal fees and expenses incurred in enforcing the settlement; and (12) upon receipt of all payments due Jenson Services, the complaint against the Company and Messrs. Kaiser and Schwartz shall be dismissed, with prejudice.

     Jenson Services and the Company have negotiated a settlement with Salazar and Carley that will settle this action by the cancellation of the shares that were issued to Salazar; Mirman has been served with the complaint but has not yet responded; and Jenson Services has been unsuccessful in serving Byrne, and Byrne will now be served by publication.

     All stock certificates that were issued under the S-8 Registration Statement had been submitted to Atlas for transfer, and have been held by Atlas subject to an injunction issued by the court preventing their transfer until the eventual determination by the court of the rights of the parties.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits.
                                                Exhibit
Description of Exhibit*                          Number
-----------------------                          ------
Certificate of Amendment                            3

Press Release dated July 17, 2001                   99

     Documents Incorporated by Reference*
     ------------------------------------

8-K Current Report dated March 9, 2001*

S-8 Registration Statement filed with the on or about March 30, 2001*

Definitive Proxy Statement filed on
or about March 30, 2001*

    * Summaries of any exhibit are modified in their entirety by this reference to each exhibit.

                                SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                               VERSACOM INTERNATIONAL, INC.

Date: 07/16/01                 By /s/Fred Schwartz
      --------                 -----------------------------
                               Fred Schwartz
                               President and Director